UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

Fifth Street Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 681-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Directors or Certain Officers

On December 1, 2015, David J. Anderson resigned as a member of the board of directors (the “Board”) of Fifth Street Asset Management Inc. (the “Company”) and the Board’s Nominating and Corporate Governance Committee. Mr. Anderson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 2, 2015, Mark J. Gordon resigned as a member of the Board and the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Gordon’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board has not yet identified successors to Mr. Anderson or Mr. Gordon. The Board expects to fill these two vacancies before the end of the Company’s fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: December 7, 2015	By:	/s/ Kerry S. Acocella
		Name:	Kerry S. Acocella
		Title:	Senior Vice President, Legal and Secretary